UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 12, 2015, GenMark Diagnostics, Inc. (the “Company”), and its domestic subsidiaries as guarantors (together with the Company, the “Loan Parties”), entered into a Loan and Security Agreement (the “Agreement”) with General Electric Capital Corporation (“GECC”) and the financial institutions that are or become parties to the Agreement as lenders (together with GECC, the “Lenders”). Pursuant to the Agreement, the Lenders are providing the Company with (a) up to $35,000,000 in a series of term loans and (b) a revolving loan in the maximum amount of $5,000,000, each of which is further described below. Under the terms of the Agreement, the Company may, subject to certain conditions, borrow from the Lenders:

•	$10,000,000 on or before March 31, 2015 (“Term Loan A”);

•	an additional $10,000,000 (“Term Loan B”), subject to the Company’s satisfaction of regulatory requirements necessary to CE Mark its ePlex™ system in Europe by a specified date;

•
an additional $15,000,000 (“Term Loan C,” and together with Term Loan A and Term Loan B, the “Term Loans”), subject to the Company’s satisfaction of FDA 510(k) market clearance for the sale of the Company’s ePlex™ system in the United States by a specified date; and

•	up to $5,000,000 in the form of a revolving loan, which is subject to a defined borrowing base as set forth in the Agreement (the “Revolving Loan”).

Borrowings under the Agreement may be used to satisfy the Company’s future working capital needs, including funding the commercial launch of the Company’s ePlex™ system internationally and domestically. The Company has not yet borrowed any amounts under the Agreement.

Under the Agreement, the Term Loans will accrue interest at a rate equal to (a) the greater of 1.00% or the 3-year treasury rate in effect at the time of funding, plus (b) an applicable margin between 4.95% and 5.90% per annum based on certain criteria set forth in the Agreement. The Company is only required to make interest payments on amounts borrowed pursuant to the Term Loans from the applicable funding date until March 1, 2017 (the “Interest Only Period”). Following the Interest Only Period, monthly installments of principal and interest under the Term Loans will be due until the original principal amount and applicable interest is fully repaid by January 12, 2019 (the “Maturity Date”).

Amounts may be borrowed, prepaid and re-borrowed from time to time under the Revolving Loan following the funding of Term Loan A (the “Revolving Credit Facility Activation Date”). Borrowings under the Revolving Loan will accrue interest at a rate equal to (a) the greater of 1.25% per annum or GECC’s base rate as determined by a three-month LIBOR-based formula, plus (b) an applicable margin between 2.95% and 3.95% based on certain criteria as set forth in the Agreement. All principal and interest outstanding under the Revolving Loan is due and payable on the Maturity Date. Following the Revolving Credit Facility Activation Date, the Company would be required to pay GECC a commitment fee equal to 0.75% per annum of the amounts made available but unborrowed under the Revolving Loan.

Upon entering into the Agreement, the Company paid GECC a non-refundable closing fee and a non-refundable agency fee as set forth in the Agreement. Pursuant to the Agreement, the Company is required to pay GECC an annual management fee as set forth in the Agreement through the Maturity Date. The Company would also be required to pay an additional non-refundable closing fee to GECC upon the funding of Term Loan C. In addition, on the date which the Company pays the outstanding principal amount of any Term Loan in full, or the date on which the Company partially prepays any Term Loan prior to the Maturity Date, the Company is required to pay the Lenders a non-refundable final payment fee as set forth in the Agreement. The Agreement further provides that the Company shall reimburse GECC and the Lenders for all fees, costs and expenses presented as of the closing date.

Subject to certain conditions, the Company may voluntarily prepay any Term Loan and voluntarily terminate or permanently reduce lending commitments under the Revolving Loan, in each case in full or in part. Any such prepayment, termination or reduction in lending commitment is subject to a prepayment premium if it occurs on or before the first anniversary of (a) the funding of such Term Loan, with respect to amounts prepaid under the Term Loans, or (b) the Revolving Credit Facility Activation Date, with respect to permanent reductions or the termination of commitments under the Revolving Loan (as applicable, the “Prepayment Fee Termination Date”). Any amounts prepaid under the Term Loans, or the termination or permanent reduction of commitments under the Revolving Loan, in each case occurring after the applicable Prepayment Fee Termination Date, would not be subject to any prepayment premium.

Pursuant to the terms of the Agreement, the Lenders are granted a security interest in (a) all of the personal property of the Loan Parties, other than intellectual property (which is subject to a negative pledge), but including the Loan Parties’ rights to payment in respect of intellectual property, (b) the stock of all of the Company’s domestic subsidiaries, and (c) 65% of the voting stock and 100% of the non-voting stock of each of the Company’s non-U.S. subsidiaries.

The Agreement contains customary affirmative and negative covenants, including, without limitation, delivering reports and notices relating to the Company’s financial condition and certain regulatory events and intellectual property matters, as well as limiting the creation of liens, the incurrence of indebtedness, and the making of certain investments, payments and acquisitions, other than as specifically permitted by the Agreement.

The Agreement also contains customary events of default (subject, in certain instances, to specified cure periods), including, but not limited to, the failure to make payments of interest or premium when due, the failure to comply with certain covenants and agreements specified in the Agreement, and the occurrence of a material adverse change, certain regulatory events, or certain insolvency events. Upon the occurrence of an event of default, the Lenders may declare all outstanding principal and accrued but unpaid interest under the Agreement immediately due and payable and may exercise the other rights and remedies as set forth in the Agreement.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the text of such document, a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Item 2.02. Results of Operations and Financial Condition.

On January 12, 2015, the Company issued a press release announcing its preliminary financial results for the fourth quarter and fiscal year ended December 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1.
The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Current Report:

Exhibit No.	Description
99.1	Press release dated January 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: January 12, 2015	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 12, 2015